INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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 ____________________________________

CRONA CORP.
(Name of Registrant As Specified In Charter)

 ____________________________________

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CRONA CORP.

304 South Jones Blvd. #7356

Las Vegas, Nevada 89107

INFORMATION STATEMENT

March 15, 2025

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of outstanding shares of capital stock, of Crona Corp., a Wyoming Corporation (the "Company”) to advise you of an action which has already been approved by a majority in interest of the stockholders of the Company (the “Action”), namely, an amendment to the Company's Articles of Incorporation (the "Amendment") which effects a 1-for-10 reverse split of our Common Stock.

The Company's Board of Directors, on March 15, 2025, approved the Amendment and recommended that the Amendment be approved by written consent of a majority in interest of our stockholders.

In order to accelerate the Action and to reduce the costs of obtaining stockholder approval, our Board of Directors elected to obtain such approval by utilizing the written consent of the holders of a majority in interest of our capital stock (the “Consent”). The elimination of the need for a special meeting of stockholders to approve the Action is made possible by Section 17-16-724 of the Wyoming Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section § 17-16-1003 of the Wyoming Statutes, the Amendment is required to be approved by a majority in interest of our stockholders. In accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the corporate action can be taken no sooner than 20 calendar days after this Information Statement is first mailed to the stockholders of the Company. If the proposed action was not adopted by written consent, it would have to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Action upon the expiration of the 20-day period set forth above.

On or about March 15, 2025, Stockholders, who own in the aggregate 10,000,000 shares of our Class B Preferred Stock, representing in the aggregate approximately 99% of the voting rights of our outstanding shares (after giving effect to the voting rights of our Class B Preferred stock) gave their written consent to the adoption of the Action. The proposed Amendment will become effective when filed with the Secretary of State of the State of Wyoming upon the expiration of the 20-day period set forth above. The accompanying Information Statement also serves as the notice required by the Section 17-16-724 of the Wyoming Statutes of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

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WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

___________

ACTION TO BE TAKEN

AMENDMENT OF ARTICLES OF INCORPORATION

FOR REVERSE STOCK SPLIT

The Amendment to the Company's Articles of Incorporation provides that each ten (10) shares of our Common Stock outstanding immediately prior to the Effective Date of the Amendment (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), thereby reducing the number of outstanding shares of our Common Stock to approximately 658,750 shares, subject to rounding or the issuance of additional shares of our Common Stock. The Amendment does not change the par value of our common stock or the number of shares of our Common Stock authorized for issuance. We have no present intention, however, to issue any additional shares of our Common Stock before the Effective Date of the Amendment. In addition, the Amendment will have no effect on the number of shares of our Preferred stock issued or the number of shares of our Preferred stock authorized for issuance. The form of Amendment to the Articles of Incorporation that will be filed with the Wyoming Secretary of State is attached hereto as Exhibit A.

Purpose and Effect of Amendment.

Our Common Stock is currently quoted on the OTC Markets under the symbol "CCCP". On March 14, 2025, the last day on which our Common Stock traded, the last sale price of our common stock was $0.15 per share. Our Board of Directors believes that our relatively low per-share market price of our Common Stock impairs the acceptability of the Common Stock to potential acquisition candidates and certain members of the investing public, including institutional investors, as well as adversely affecting our ability to raise additional capital.

For these reasons, our Board of Directors has chosen to adopt and recommend the Amendment. We are not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital and we have not yet identified any appropriate business opportunities, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our Common Stock, or increase our abilities to enter into acquisition or financing arrangements in the future.

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The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of Common Stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split.

The reverse stock split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the reverse stock split shall be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the reverse stock split. On the Effective Date of the Amendment, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the Amendment.

The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will not affect the par value of our Common Stock. As a result, on the Effective Date of the Amendment, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date of the Amendment to reflect the reverse stock split for all periods presented in future filings.

The reverse stock split will have the following effects upon our Common Stock:

•	The number of shares owned by each holder of Common Stock will be reduced ten fold;

•	The number of shares of our Common Stock which will be issued and outstanding after the reverse stock split will be reduced from 6,587,500 shares to approximately 658,750 shares;

•	The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our common stock outstanding;

•	The par value of the Common Stock will remain $0.001 per share;

•	There will be no effect on the number of shares of Preferred stock issued or authorized;

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•	The stated capital on our balance sheet attributable to the Common Stock will be decreased 10 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

•	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, 10 times fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the reverse stock split.

Shares of Common Stock after the reverse stock split will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our Common Stock. The shares of Common Stock after the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the reverse stock split.

Because the number of authorized shares of our Common Stock will not be reduced, an overall effect of the reverse split of the outstanding Common Stock will be an increase in authorized but unissued shares of our Common Stock. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Our Common Stock will be quoted on the OTC Markets at the post-split price on and after the Effective Date of the Amendment.

Following the reverse stock split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will affect the validity of your current share certificates. The reverse split will occur on the Effective Date of the Amendment without any further action on the part of our stockholders. After the Effective Date of the Amendment, each share certificate representing the shares prior to the reverse stock split will be deemed to represent 1/10th of the number of shares shown on the certificate. Certificates representing the shares after the reverse stock split will be issued in due course as share certificates representing shares prior to the reverse stock split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares following the reverse stock split that are issued in exchange for share certificate issued prior to the reverse stock split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares after the reverse stock split, the time period during which a stockholder has held their existing pre-split Old Shares will be included in the total holding period.

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RECORD DATE

The close of business April 9, 2025, has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

EFFECTIVE DATE OF ACTION

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Wyoming Secretary of State or the effective date of such filing shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the Action contemplated hereby will be effected on or about the close of business on April 30, 2025.

EXPENSES OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record, on the Record Date, by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2024.

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OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the Majority Stockholders, March 15, 2025, the Company had 6,587,500 shares of Common Stock issued and outstanding, and 10,000,000 shares of the Company’s Class B preferred stock (the “Class B Preferred Stock”) issued and outstanding. Each share of outstanding Common Stock is entitled to one vote. The holders of Class B Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For purposes of voting, each share of Class B Preferred Stock has voting rights equal to 10,000 shares of Common Stock.

On March 15, 2025, the holders of 10,000,000 shares of Class B Preferred Stock (or 100% of the Class B Preferred Stock then-outstanding) executed and delivered to the Company the written Consent approving the Action (collectively, referred to herein as the “Majority Stockholders”). After giving effect to the voting rights granted to the Class B Preferred Stock, 99.9% of the voting right in interest entitled to vote approved the action by written consent. Since the Action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Wyoming Law provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of Common Stock and Class B Preferred Stock (collectively, the Common Stock and the Class B Preferred Stock shall be referred to herein as the “Shares”) with respect to stockholders who were known to the Company to be beneficial owners of more than 5% of the Shares as of the date hereof, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of the Shares.

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Name and Address of Beneficial Owner (1)	Shares of Common Stock	Percentage Ownership of Shares of Common Stock	Shares of Class B Preferred Stock (2)	Voting Power of Shares of Class B Preferred Stock
Executive Officers and Directors
Cheung Lam Hung, CEO and Director	5,000,000	75.9%	10,000,000	99.9%
All Executive Officers and Directors as a group (1 persons)	5,000,000	75.9%	10,000,000	99.9%

(1) The address is c/o the Company, 304 South Jones Blvd. #7356, Las Vegas, Nevada 89107

(2) Based upon 6,587,500 shares of Common Stock as of February 27, 2025. Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Each shares of Class B Preferred Stock votes as the equivalent of 10,000 shares of Common Stock.

NO RIGHTS OF APPRAISAL

The Stockholders have no right under the Wyoming Law, the Company's Articles of Incorporation or current By-Laws to dissent from any of the provisions adopted in the Amendment.

By Order of the Board of Directors

/s/ Cheung Lam Hung,
Chief Executive Officer and Director

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EXHIBITS

EXHIBITS

A	Amendment to the Articles of Incorporation of Crona Corp.

B	Form of Written Consent

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EXHIBIT A

ARTICLES OF AMENDMENT

OF

CRONA CORP.

_______________

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Wyoming Business Corporation Act (the "Act"), the shareholders and board of directors of Crona Corp., a Wyoming corporation (the "Corporation"), hereby present these Articles of Amendment to its Articles of Incorporation, pursuant to Wyo. Stat. 17-16-1006, on behalf of the Corporation. The Corporation's Articles of Incorporation were filed with the Wyoming Secretary of State on February 3, 2023 (the "Articles of Incorporation"), and the Corporation has been assigned filing number 2023-001218642.

1. The name of the Corporation: CRONA CORP.

2. Article 3 of the Articles of Incorporation is hereby amended by adding the following to the end of the Article:

“Upon the effectiveness of these Articles of Amendment to the Articles of Incorporation (the “Effective Time”), every ten (10) shares of the Corporation’s Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional share shall be issued in connection with the foregoing combination; all shares of Old Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares of New Common Stock resulting from the combination of the shares so aggregated. Any fractions resulting from the reverse split computation shall be rounded up to the next whole share. The combination and conversion of the Old Common Stock into New Common Stock shall be referred to as the “Reverse Stock Split.”

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

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3. The date of the amendment's adoption: March 15, 2025.

5. The amendment was duly approved by at least a majority of the shareholders and all of the board of directors of the Corporation in the manner required by the Act and by the Corporation's Articles of Incorporation.

DATED: March 15, 2025.

By:	/s/ Cheung Lam Hun, CEO
Cheung Lam Hun, CEO

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EXHIBIT B

FORM OF WRITTEN CONSENT

__________________

ACTION BY WRITTEN CONSENT
OF
THE STOCKHOLDERS
OF
CRONA CORP.

A Wyoming Corporation

March 15, 2025

The undersigned, constituting a majority in interest of the stockholders of Crona Corp., a Wyoming corporation (the "Company") do by this writing consent to the following actions and adopt the following resolutions:

Approval of Reverse Stock Split

WHEREAS, the Corporation’s Board of Directors has determined that a 1-for-10 reverse split (the “Reverse Split”) of the shares of the Corporation's common stock, $0.001 par value ("Common Stock") is desirable for general corporate purposes, including acquisitions, equity financings, and grants of stock options;

WHEREAS, in order to change the effectuate the Reverse Split, the Corporation must file with the Secretary of State of the State of Wyoming an amendment to the Corporation’s Articles of Incorporation reflecting the Reverse Split, in substantially the form attached hereto (the “Amendment”), which Amendment requires an approval by the stockholders of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Amendment is hereby approved.

RESOLVED, that this Written Consent may be executed in counterparts.

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IN WITNESS WHEREOF, the undersigned hereby adopts, confirms and ratifies in all respects, the foregoing resolution and directs the Secretary of the Corporation to file this Action by Written Consent of Stockholders in the minute book of the Corporation.

_____________________________ Name: Representing _____________ shares of the outstanding ____________ stock of the Corporation	_____________________________ Name: Representing _____________ shares of the outstanding ____________ stock of the Corporation

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